UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2023 (April 27, 2023)

micromobility.com Inc.

(Exact Name of Registrant as Specified in Charters)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

32 Old Slip, New York, NY 10005
(Address of Principal Executive Offices, and Zip Code)
(917) 675-7157
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	MCOM	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MCOMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02   Unregistered Sale of Equity Securities

On April 27, 2023, micromobility.com, Inc. (the “Company”) issued 79,662 warrants to Lee Stern to settle $34,372.50 due to him for director and committee services. Each warrant is exercisable into one share of the Company’s Class A Common Stock exercisable on the date of issuance at an exercise price of $1.16 and expiring five years therefrom.

On April 27, 2023, the Company issued 79,662 warrants to Guy Adami to settle $34,372.50 due to him for director and committee services. Each warrant is exercisable into one share of the Company’s Class A Common Stock exercisable on the date of issuance at an exercise price of $1.16 and expiring five years therefrom.

On April 27, 2023, the Company issued 127,195 shares of Class A common stock in exchange for services provided by a third party.

The above-described issuances have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Sections 3(a)(9) and 4(a)(2) of the Securities Act.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Document
4.1	Form of Warrant
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2023

micromobility.com Inc

By:	/s/ Salvatore Palella
Name: Title:	Salvatore Palella Chief Executive Officer